UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2017

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices)     (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 16, 2017, Axalta Coating Systems Ltd. (the “Company”) announced that its indirect, wholly owned subsidiaries, Axalta Coating Systems Dutch Holding B B.V. (the “Dutch Borrower”) and Axalta Coating Systems U.S. Holdings, Inc. (the “U.S. Borrower” and, together with the Dutch Borrower, the “Borrowers”) incurred additional term loans in an amount equal to $1,550 million in order to refinance the Borrowers’ approximately $1,541 million of existing U.S. dollar term loans.

The additional term loans were incurred pursuant to the terms of Amendment No. 5 (“Amendment No. 5”) to the Credit Agreement, dated as of February 1, 2013 (the “Credit Agreement”), which was entered into on June 1, 2017. The interest rate applicable to the new term loans is, at the Borrowers’ option, the Adjusted Eurocurrency Rate (as such term is defined in the Credit Agreement) plus 2.00% or the Base Rate (as such term is defined in the Credit Agreement) plus 1.00%. The new term loans mature in June 2024.

This summary of Amendment No. 5 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 5 filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 1, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: June 16, 2017	By:	/s/ Robert W. Bryant
	Name:	Robert W. Bryant
	Title:	Executive Vice President & Chief Financial Officer